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                                                                     EXHIBIT 5.1

                       OPINION OF JEREMIAH M. FITZGERALD



                                                                  April 12, 2000



The Board of Directors of
Comdisco, Inc.
6111 North River Road
Rosemont, Illinois 60018

                                 Comdisco, Inc.
                       Registration Statement on Form S-3
           Comdisco Ventures Stock and Comdisco Ventures Stock Rights

Ladies and Gentlemen:

     Reference is made to that certain Registration Statement on Form S-3 (the "Registration Statement") filed on this date with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), relating to the offer and sale of (i) up to $150,000,000 of Comdisco, Inc. - Comdisco Ventures Common Stock, par value $.10 per share (the "Comdisco Ventures Stock"), of Comdisco, Inc. (the "Company") and (ii) an equal number of rights to purchase shares of the Company's Preferred Stock, Series D, par value $.10 per share (the "Comdisco Ventures Rights"), initially attached to each share of Comdisco Ventures Stock and to be issued pursuant to the amended and restated rights agreement between the Company and ChaseMellon Shareholder Services L.L.C., as rights agent (the "Restated Rights Agreement"). Defined terms not otherwise defined herein have the meaning ascribed to them in the Registration Statement.

     I have participated in the preparation of the Registration Statement and have examined the corporate records and documents, statements and certificates of officers of the Company and such other materials as I have deemed necessary to the issuance of this opinion.

     For purposes of this opinion, I assume (a) that before the issuance of the Comdisco Ventures Stock, the Tracking Stock Proposal as set forth in the Company's Proxy Statement filed March 20, 2000 is approved by the shareholders of the Company, (b) that the Restated and Amended Certificate of Incorporation in the form included as Exhibit 4.1 to the Registration Statement is filed with, and declared effective by, the Delaware Secretary of State's office, and (c) the Restated Rights Agreement is duly executed and delivered by the Company and the rights agent.

     I assume that before the offer and sale of the Comdisco Ventures Stock, the appropriate action will be taken to register and qualify the Comdisco Ventures Stock under all applicable state securities or "blue sky" laws.

     I express no opinion herein as to the laws of any state or jurisdiction other than the corporation law of the state of Delaware and the federal laws of the United States of America.

     Based on the foregoing, I am of the opinion that:

     1. The Comdisco Ventures Stock has been duly authorized, and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     2. All corporate actions required under the corporation laws of the state of Delaware have been taken for the Comdisco Ventures Rights, and when issued pursuant to the Restated Rights Agreement, the Comdisco Ventures Rights will be validly issued.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Comdisco Ventures Stock while the Registration Statement is in effect. Also, please note that I am opining as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     I consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the statement made in reference to me under the caption "Legal Matters" in the related prospectus and in any amendment or supplement to the prospectus. I do not admit by giving this consent that I am in the category of persons whose consent is required under Section 7 of the 1933 Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    /s/ Jeremiah M. Fitzgerald
                                    ------------------------------------------
                                    Jeremiah M. Fitzgerald, Vice President and
                                    Chief Legal Officer